UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2014

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of J. Crew Group, Inc. (the “Company”) promoted Stuart Haselden to Executive Vice President and Chief Financial Officer.  Mr. Haselden, 44, has been the Company’s Senior Vice President, Chief Financial Officer since May 2012.  Prior to that, he was Senior Vice President of Finance and Treasurer since 2009 and served as Vice President of Financial Planning & Analysis from 2006 to 2009.  Before joining J. Crew, Mr. Haselden served as the Vice President of Strategic Planning for Saks Incorporated where he held a variety of positions from 1999 to 2005.

In connection with this promotion, Mr. Haselden received a base salary increase from $415,000 to $475,000 and a discretionary bonus of $150,000.  The Committee also approved an increase in target bonus payable under the Company’s annual cash incentive plan for Mr. Haselden from 35% to 75%, with a range of potential payments from zero to 187.5% of annual base salary.

The Committee also awarded James Scully a discretionary bonus of $1,000,000 in recognition of Mr. Scully’s substantial efforts over multiple years to build the infrastructure and develop the strategy for the Company’s international expansion efforts in both Europe and Asia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: April 24, 2014	By:	/s/ Jennifer Meeker
Jennifer Meeker
SVP, General Counsel and Secretary

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